Exhibit 4.1.2
2012 NOTES
FIRST SUPPLEMENTAL INDENTURE
     This FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”) dated as of _______ ___, 2005, is entered into among US Unwired Inc., a Louisiana corporation (the “Company” or “Issuer”), the subsidiary guarantors listed on the signature pages hereto (the “Subsidiary Guarantors”) and U.S. Bank National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).
     WHEREAS, the Issuer, the Subsidiary Guarantors and the Trustee have heretofore executed an Indenture, dated June 16, 2004 (the “Indenture”), providing for the issuance of the 10% Series B Second Priority Senior Secured Notes due 2012 in the aggregate principal amount of $235,000,000, of which $235,000,000 aggregate principal are outstanding on the date hereof;
     WHEREAS, the Issuer is a wholly owned subsidiary of Sprint Nextel Corporation, a Kansas corporation (“Sprint Nextel”);
     WHEREAS, the Board of Directors of Sprint Nextel has determined it to be in the best interest of Sprint Nextel to guarantee all of Issuer’s payment obligations under the Securities and the Indenture;
     WHEREAS, the Issuer desires to execute and deliver this First Supplemental Indenture to, among other things: (i) amend the Indenture to provide that the reports and other information required to be provided by the Company may instead be provided only with respect to Sprint Nextel if Sprint Nextel has guaranteed the payment obligations of the Company under the Securities and the Indenture; (ii) amend the Indenture to permit certain transactions and asset transfers between the Company, Sprint Nextel and the other Subsidiaries of Sprint Nextel; and (iii) add or modify certain defined terms and related text in the Indenture (collectively, the “Proposed Amendments”);
     WHEREAS, the Board of Directors of the Issuer has determined that it is in the best interest of the Issuer to make the Proposed Amendments;
     WHEREAS, Section 9.02 of the Indenture provides that the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities (the “Required Consent”);
     WHEREAS, the Issuer has obtained the Required Consent; and
     WHEREAS, pursuant to Sections 9.02 and 9.03 of the Indenture, the Issuer, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this First Supplemental Indenture.
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and ratable benefit of the Holders as follows:
     1. Definitions. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture, as amended by this First Supplemental Indenture.
     2. Amendments.

     2.1 The definition of “Asset Sale” set forth in Section 1.01 of the Indenture is amended by: (A) deleting “and” from the end of subsection (h) thereto; (B) deleting “.” from the end of subsection (i) thereto and inserting in lieu thereof “; and”; and (C) adding a subsection (j) thereto, which shall read as follows: “any transfer or sale of assets to the Parent or any direct or indirect Subsidiary of the Parent.”
     2.2 Section 1.01 of the Indenture is amended to include the following definitions in their proper alphabetical location:
     “Parent” means any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) who is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting stock or total common equity of the Company.
     “Parent Guarantee” means an unconditional Guarantee by a Parent, on a senior unsecured basis, of all monetary obligations of the Company under the Indenture and any Outstanding Securities.
     2.3 Section 7.04 of the Indenture is amended and restated in its entirety to read as follows:
"(a) The Company shall file with the Commission, and provide to the Trustee and the Holders, annual reports and such other information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act.
(b) Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall furnish to the Holders of the Securities:
(i) All quarterly and annual financial information that would be required to be contained in a filing with the Commission on Form 10-Q and Form 10-K, if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and
(ii) All current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
(c) In addition, whether or not required by the rules and regulations of the Commission, the Company or the Parent (if necessary) will file a copy of all such information and reports referred to in clauses (i) and (ii) above with the Commission for public availability within the time periods specified in the

Commission’s rules and regulations, unless the Commission will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.
(d) Notwithstanding the foregoing, if the Parent executes and delivers a Parent Guarantee, the reports and other information required by this Section 7.04 may instead be those filed with the Commission by the Parent and furnished with respect to the Parent without including the condensed consolidating footnote contemplated by Rule 3-10 of Regulation S-X.”
     2.4 Section 10.12 of the Indenture is amended by deleting subsections (b)(i) and (ii) thereof in their entirety and inserting in lieu thereof the following text:
"(b) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, a determination by the Board of Directors of the Company set forth in a Board Resolution and an Officers’ Certificate certifying that each such Affiliate Transaction complies with clause (a) above.”
     3. Amendments to Securities. The Securities are hereby deemed to be amended, mutatis mutandis, to correspond to the amendments to the Indenture set forth in this First Supplemental Indenture.
     4. Effect of the Supplemental Indenture. This First Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. Except as expressly modified or supplemented hereby, the Indenture and the Securities shall continue in full force and effect.
     5. Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     6. Modification, Amendment and Waiver. The provisions of this First Supplemental Indenture may not be amended, supplemented, modified or waived, unless otherwise provided in the Indenture, except by the execution of a supplemental indenture executed by the Issuer, and, to the extent such amendment, supplement or waiver adversely affects the rights of any Holders, with the Required Consent of such Holders. Any such amendment or supplemental indenture shall comply with Article IX of the Indenture. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. After an amendment, waiver or action becomes effective, it shall bind every Holder.
     7. Ratification of the Indenture; First Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture and this First Supplemental Indenture are in all respects ratified and confirmed and all the terms, conditions and provisions thereof and hereof shall remain in full force and effect. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this First Supplemental Indenture, then the terms and conditions of this First Supplemental Indenture shall prevail. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     8. Trust Indenture Act Controls. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (“TIA”), that is required under the TIA to be part of and govern any provision of this First Supplemental Indenture, the provision of the TIA shall control. If any provision of this First Supplemental Indenture modifies or excludes any provisions of the TIA that may be so modified or excluded, the provisions of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.
     9. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREUNDER THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.
     10. Trustee Makes No Representation. The statements herein are deemed to be those of the Issuer. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.
     11. Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     12. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
     13. Notices. Any request, demand, authorization, notice, waiver, consent or communication to any of the parties shall be made as set forth in Sections 1.05 and 1.06 of the Indenture.
     14. Successors. All agreements of Issuer in respect of this First Supplemental Indenture shall bind its successor.
[Remainder of Page Blank — Signature Page Follows]

2012 NOTES
     IN WITNESS WHEREOF, this First Supplemental Indenture has been duly executed by the Company, the Subsidiary Guarantors and the Trustee as of the date first written above.

US UNWIRED INC.

By:

Name:

Title:

GEORGIA PCS LEASING, LLC
By:	GEORGIA PCS MANAGEMENT, L.L.C.,
a Georgia limited liability company
Its:	Sole Member

By:	LOUISIANA UNWIRED, LLC,
a Louisiana limited liability company
Its:	Sole Member

By:

Name:

Title:

GEORGIA PCS MANAGEMENT, L.L.C.
By:	LOUISIANA UNWIRED, LLC,
a Louisiana limited liability company
Its:	Sole Member

By:

Name:

Title:

LOUISIANA UNWIRED, LLC
By:

Name:

Title:

UNWIRED TELECOM CORP.

By:

Name:

Title:

TEXAS UNWIRED

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title: